Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement on Form S-3, File No. 333-111412 of General Maritime Corporation and subsidiaries of our report dated February 27, 2004, appearing in the Annual Report on Form 10-K of General Maritime Corporation and subsidiaries for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 12, 2004